EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 9, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (February 2010 – January 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	1.5%	1.5%	13.6%	-0.8%	-0.7%	2.0%	-0.7%	9.8%	-28.6%	0.0	-0.1
B**	0.7%	1.4%	1.4%	13.0%	-1.4%	-1.3%	1.3%	-1.3%	9.8%	-29.9%	-0.1	-0.2
Legacy 1***	0.8%	1.4%	1.4%	15.5%	1.2%	1.3%	N/A	1.3%	9.7%	-23.7%	0.2	0.2
Legacy 2***	0.8%	1.4%	1.4%	15.4%	1.0%	1.0%	N/A	1.0%	9.7%	-24.4%	0.1	0.1
Global 1***	0.8%	1.5%	1.5%	16.3%	1.8%	1.0%	N/A	1.0%	9.2%	-21.9%	0.2	0.2
Global 2***	0.8%	1.5%	1.5%	16.1%	1.6%	0.7%	N/A	0.7%	9.2%	-22.4%	0.1	0.1
Global 3***	0.7%	1.4%	1.4%	14.4%	0.0%	-1.0%	N/A	-1.0%	9.2%	-26.2%	-0.1	-0.1

S&P 500 Total Return Index****	-0.6%	-0.6%	-0.6%	17.0%	18.4%	16.2%	7.9%	16.2%	12.8%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	2.4%	3.4%	3.4%	22.2%	5.4%	10.0%	7.6%	10.0%	11.1%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	10%	Short	Crude Oil	2.9%	Short	10%	Short	Crude Oil	2.9%	Short
			Brent Crude Oil	2.1%	Short			Brent Crude Oil	2.1%	Short
Grains/Foods	11%	Long	Soybeans	2.0%	Long	11%	Long	Soybeans	2.0%	Long
			Sugar	1.4%	Short			Sugar	1.4%	Short
Metals	6%	Short	Gold	1.4%	Short	6%	Short	Gold	1.4%	Short
			Copper	1.2%	Short			Copper	1.2%	Short
FINANCIALS	73%					73%
Currencies	24%	Long $	Euro	5.1%	Short	24%	Long $	Euro	5.1%	Short
			Japanese Yen	3.6%	Short			Japanese Yen	3.6%	Short
Equities	20%	Long	S&P 500	6.7%	Long	20%	Long	S&P 500	6.7%	Long
			Nasdaq	2.2%	Long			Nasdaq	2.2%	Long
Fixed Income	29%	Long	Bobl	3.9%	Long	29%	Long	Bobl	3.9%	Long
			Bunds	3.7%	Long			Bunds	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 9% as the U.S. reported a record-high supply of crude oil in storage amidst an increasingly expanded level of global supplies.   Natural gas markets also finished lower following forecasts for milder temperatures in the U.S.

Grains/Foods
Wheat markets declined after recent supply concerns caused by cold weather began to ease.  Soybean markets rallied nearly 5% after reports forecasted dry weather for key farming regions in Argentina.  Lean hogs prices moved lower due to stronger-than-expected supply data.

Metals
Gold prices increased following elevated demand for safe-haven assets ahead of the upcoming Greek election and concerns about the strength of the Eurozone economy.  Base metals markets were driven lower due to weak investor sentiment and strength in the U.S. dollar.

Currencies
The U.S. dollar finished higher versus international counterparts due to increased demand for safe-haven currencies amidst Greece concerns and declines in the global equity markets.  The euro fell sharply as investors believed the European Central Bank (ECB) may increase its bond purchases in the near future.  The Canadian dollar continued its recent weakness, driven lower by falling energy prices.

Equities
U.S. equity markets declined following a selloff prompted by the release of the monthly U.S. employment report.  Weaker-than-expected wage growth data outweighed the effect of an increase in U.S. nonfarm payrolls and drove equity prices lower.  European indices finished sharply lower due to beliefs the outcome of the upcoming election in Greece could result in Greece exiting the European Union.

Fixed Income
U.S. and German fixed-income markets moved higher, supported by concerns surrounding global economic growth and weakness in the energy markets.  Uncertainty surrounding the timing for further monetary policy shifts by the U.S. Federal Reserve and by the ECB also fueled demand for safe-haven assets and drove up global fixed-income prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.